Exhibit 99.1

NEWS RELEASE

Release Time:	Immediate
Contact:	Susan Blair (501) 978-2217
Date:	December 8, 2015

Bank of the Ozarks, Inc. Announces $110 Million

Registered Direct Offering

LITTLE ROCK, ARKANSAS: Bank of the Ozarks, Inc. (NASDAQ: OZRK) announced today that it has agreed to sell 2,098,436 shares of its common stock at a price of $52.42 per share, for gross proceeds of $110,000,015, before deducting anticipated expenses of approximately $25,000. The shares were offered to existing shareholders and institutional investors in a registered direct offering conducted without an underwriter or placement agent. The offering is expected to close on or about December 8, 2015.

The Company plans to use the net proceeds of the offering for general corporate purposes, including a capital contribution to the Company’s bank subsidiary to support its expected growth in non-purchased loans and leases.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-203388), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on April 13, 2015. A prospectus supplement relating to the registered direct offering has been filed by the Company with the SEC. Copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC’s website at www.sec.gov or from Bank of the Ozarks, Inc., P. O. Box 8811, Little Rock, Arkansas 72231-8811, Attention: Investor Relations.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company in the registered direct offering. There shall not be any offer, solicitation of an offer to buy, or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any registered direct offering will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

ABOUT BANK OF THE OZARKS, INC.

Bank of the Ozarks, Inc. is a bank holding company with $9.3 billion in total assets as of September 30, 2015 and trades on the NASDAQ Global Select Market under the symbol “OZRK.” The Company owns a state-chartered subsidiary bank that conducts banking operations through 174 offices in Arkansas, Georgia, North Carolina, Texas, Florida, Alabama, South Carolina, New York and California. The Company may be contacted at (501) 978-2265 or P. O. Box 8811, Little Rock, Arkansas 72231-8811. The Company’s website is: www.bankozarks.com.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

Statements in this press release contain certain forward-looking information about the Company that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the terms and closing of the offering and issuance of the shares, the use of proceeds from the offering, the expectations on growth in loans and leases, and any proposed impact of the offering on the Company’s financial results. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about the Company. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond the Company’s control, including, potential delays or other problems in implementing our growth and expansion strategy including delays in identifying satisfactory sites, hiring or retaining qualified personnel, obtaining regulatory or other approvals, obtaining permits and designing, constructing and opening new offices; the ability to enter into and/or close additional acquisitions; problems with, or additional expenses related to, integrating or managing acquisitions; the effect of the announcements or completion of any pending or future mergers or acquisitions on customer relationships and operating results; the ability to attract new or retain existing or acquired deposits, or to retain or grow loans and leases, including growth from unfunded closed loans; the ability to generate future revenue growth or to control future growth in non-interest expense; interest rate fluctuations, including changes in the yield curve between short-term and long-term interest rates; deterioration of the credit quality of our loan and lease portfolio, increased default rates and loan or lease losses or adverse changes in particular loans or leases in our portfolio or in specific industry concentrations of our loan and lease portfolio; failures of counterparties or third party vendors to perform their obligations; failure of our risk management strategies and procedures, including failure or circumvention of our controls; competitive factors and pricing pressures, including their effect on our net interest margin; general economic, unemployment, credit market and real estate market conditions, and the effect of any such conditions on the creditworthiness of borrowers and lessees, collateral values, the value of investment securities and asset recovery values; changes in legal and regulatory requirements; recently enacted and potential legislation and regulatory actions, including legislation and regulatory actions intended to stabilize economic conditions and credit markets, strengthen the capital of financial institutions, increase regulation of the financial services industry and protect homeowners or consumers; changes in U.S. government monetary and fiscal policy; the ability to keep pace with technological changes, including changes regarding maintaining cybersecurity and preventing or responding to breaches in our security systems involving our customer and sensitive and confidential data; an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting our customers; dilution caused by the Company’s issuance of additional shares of its common stock in the offering and in its pending mergers; the possibility that the offering may be more expensive to complete than anticipated, including as a result of unexpected factors or events; general competitive, economic, political and market conditions and fluctuations; and the other factors described in the Company’ Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its most recent Quarterly Reports on Form 10-Q filed with the SEC. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.

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